Exhibit 99.2

SAEXPLORATION HOLDINGS, INC.

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

Up to $150,000,000 Aggregate Principal Amount of 10.000% Senior Secured Notes due 2019,
which have been registered under the Securities Act of 1933,
For
Any and all outstanding unregistered 10.000% Senior Secured Notes due 2019, issued on July 2, 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [___________, 2015], UNLESS THE EXCHANGE OFFER IS EARLIER WITHDRAWN OR EXTENDED BY THE COMPANY. EXISTING NOTES OF THE COMPANY TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW).

The Exchange Agent for the Exchange Offer is:
U.S. BANK NATIONAL ASSOCIATION

DELIVERY INSTRUCTIONS
By First Class Mail: U. S. Bank National Association Attn: Specialized Finance 60 Livingston Avenue - EP-MN-WS2N St. Paul, MN 55107-2292	By Courier or Overnight Delivery: U. S. Bank National Association Attn: Specialized Finance 111 Fillmore Avenue St. Paul, MN 55107-1402
For Facsimile Transmission (eligible institutions only): 651-495-8158 Attn: Specialized Finance Confirm via email: escrowexchangepayments@usbank.com
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:
The undersigned hereby tenders the principal amount of Existing Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated [             , 2015] and related letter of transmittal of SAExploration Holdings, Inc. and its subsidiary guarantors (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF EXISTING NOTES TENDERED

Name of Tendering Holder	Name and address of registered holder as it appears on the Existing Notes (Please Print)	Principal Amount of Existing Notes Tendered

SIGN HERE
Name of Registered or Acting Holder:
Signature(s):
Name(s) (please print):
Address:
Telephone Number:
Date:

If Existing Notes will be tendered by book-entry transfer, provide the following information:

Name of Tendering Institution:
DTC Account Number:
Transaction Code Number:
Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth herein, either the certificates representing the Existing Notes, or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent’s account at the book-entry transfer facility, pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with a properly completed and duly executed Letter of Transmittal, a facsimile thereof, or an agent’s message in lieu thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal, within three NASDAQ trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND EXISTING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. EXISTING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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